Exhibit 99.3

150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

www.dgipl.com

FTFT Speech

My name is Zhi Yan, director and CTO of Future FinTech. I am delighted to be at Las Vegas today.

Slide 2 – Here is the safe harbor statement.

Slide 3

2018 has been the year of transition for the company. We haven’t filed our annual report for the year ended on December 31, 2018, due to the recent change of auditor. We have disclosed such delinquent filing in our Form 8-K filed with SEC on April 22, 2019. We are transforming from a traditional enterprise mainly producing fruit juice to a blockchain technology based FinTech company. We know that with the current anonymous blockchain concept, it’s impossible to apply blockchain technology to our real life. That’s why it has been a problem to combine blockchain technology to the current business model for most businesses. NRC, in which we have 5% ownership, is believed to be the world’s sole public blockchain registered with the real name, and we have successfully applied the public chain to real lives of people. We combined the blockchain technology and sharing economy with online shopping mall platform, and this new business model received an enthusiastic response from our customers. The company also operates an incubator for application projects using blockchain technology and we are devoted to accelerating the growing pace of blockchain.

Slide 4

Let’s take a quick look at our stock information.

150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

www.dgipl.com

Slide 5

Nowadays, with the value of a single bitcoin up to $5,000, cryptocurrencies’ total market capitalization is approximately $150B. In funding in 2018 alone, ICOs have raised $7.8B+.

Slide 6

Due to the early adoption of blockchain technology in the banking and financial services, North America is expected to hold the largest share of the blockchain technology market. In the next decades, Asia-Pacific (APAC) offers potential growth opportunities for the blockchain technology market as financial technology investments in distributed ledger technology. The application of Blockchain has now shifted to various areas such as payments, documentation, smart contract, clearing, and settlement. Why the blockchain market grows so fast? Faster transactions, transparent technology market and lower costs all promote the growth of the Blockchain.

Slide 7

Now we know how big the market is, let’s look at some top players with blockchain technology in the market.

Slide 8

In 2018, we started our own blockchain incubator. We have invested and a self-operated couple of projects. We have a training institute that provides blockchain education courses. We also provide capital market consulting services.

Slide 9

As a blockchain technology-based company, we need to keep innovating the technology. Our affiliated projects have R&D team dedicating in the kernel development of blockchain and artificial intelligence. Our partners are entrepreneurs who have years of experiences in blockchain technology and will provide solutions for our clients in multiple ways. We have incubators that have potential growth by incubating promising projects of blockchain and artificial intelligence technologies.

150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

www.dgipl.com

Slide 10

As you can see in this slide, we invested in the first three projects and operate the last two. Blockchain has become one of the most revolutionary emerging technologies right now, more and more entrepreneurs are stepping into this area. However, they don’t usually have enough resources, such as working space or marketing tools or even enough knowledge relates to Blockchain technology.

Slide 11

We noticed this trend, so we developed the Chain world- cyberspace incubator. Through our incubator, blockchain companies can start their business in the Co-working space located in the central business district of Beijing. Work in one of the most developed areas in Beijing will give them exposure to more investing opportunities. If you have run a business, especially a newly started business, you must have the feeling that how hard to market your brand. Our clients do not have to worry about it because they can receive media coverage and marketing plan provided by our professional teams. Our clients will also have access to a global virtual incubator network with incubators in the Asia Pacific, North America, and Europe. What if an entrepreneur wants to enter the market, but he does not have enough knowledge about blockchain technology? We have a value-added service package for them.

Slide 12

Some entrepreneurs have great ideas of how to combine blockchain technology with the current business model but they do not have enough knowledge about blockchain technology. Through our value-added service package, entrepreneurs can access both fundamental and advanced blockchain technology knowledge through our training institute. They will receive assists and consults on their early investment including a seed round, angel round, and PE round for blockchain projects. We also provide consulting services including global roadshows, business consulting, white papers, and financing, etc.

150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

www.dgipl.com

Slide 13

In this slide, you can see some of our cooperated projects like NRC, InUnion which I’ll explain to you later.

Slide 14

Almost everyone knows bitcoin, and the underlying technology behind it is blockchain technology. More and more people are desire to know what blockchain is and how we can profit from this new technology. So, we established cooperative relationship with Nova Realm City (NRC) to use its brand, named NRC Institution to provide Blockchain Education Courses. We started our first course on May 3rd, 2018 and in 3 months, our 21 courses obtained over 1.5 million viewers. I recently was invited by Tianjin Customs Administration to provide training lectures on “how to improve customs clearance efficiency through blockchain technology while ensuring trade security.”

Slide 15

In the previous slide, I mentioned NRC. What is NRC? Nova Realm City (NRC) is one of the projects that we own minority ownership. To our knowledge, NRC is the first-ever blockchain technology value community registered with real name users. The NRC community gathers many blockchain lovers that they can share their thoughts and show their ideas. Through NRC community, members can take blockchain education courses, and even buy insurance which I will talk later. The only way to become a NRC member is to possess NRC utility token.

Slide 16

The NRC infrastructure has four highlights: responsibility, supervision and restriction, community governance, and cross-blockchain breakthrough. All activities in the NRC community are under public supervision. The NRC community has blockchain voting, election, and authority transfer mechanisms. Through cross-blockchain technology, NRC imported the BTC value system, and has the opportunity to make global sharing profit possible.

150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

www.dgipl.com

Slide 17

NRC is currently listed on Dobitrade Exchange, a global cryptocurrency trading platform. Dobitrade has partnerships with the world’s top blockchain companies and global user base from over 100 countries. NRC recently upgraded its system that users can receive better trading services. As you can see in this chart, the NRC experienced a slight rise within the industry.

Slide 18

DCON is a blockchain development project that is creating an open and transparent digital payment system backed by blockchain technology. DCON is the only designated financial center and the only exchanger of mBTCs for circulation of currencies in the NRC community. The mBTC simplifies BTC use and trading process. It’s a more secure way to keep bitcoin while users can convert mBTC back to BTC at the same fixed exchange rate 1: 1million.

Slide 19

Our business expansion plan regarding DCON includes three segments: investment advisory, asset management, and cryptocurrency mortgage lending. Through DCON, users can get consultation service provided by experienced advisors specializing in both finance and blockchain. The asset management group analyzes big data to meet their risk-taking preferences and investment preferences.

Slide 20

DCON is based on a real name registration system. All financial activities in the DCON community are effectively regulated.

150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

www.dgipl.com

Slide 21

Hundreds of years ago, people store money in a safe to keep security. Security is the most concerned issue at any time. In DCON, the BTC is 100% locked and is only used for BTC exchange. DCON implements cold wallet technology to ensure the security of funds. You must crack millions of computers simultaneously all using the highest levels of encryption in light of the most powerful computing resources in the world. That’s what I mean by security.

Slide 22

Today, a lot of people in China do not have basic health care. With the deterioration of environmental pollution and the rapid expansion of population, the medical expense has reached an all-time high, and this number keeps growing. We have explored this issue and invested in InUnion, a mutual insurance provider. InUnion has successfully combined the blockchain technology, AI, and NRC community with the insurance plan. Due to the features of transparency and centralized supervision, InUnion can reduce the management fee to almost 0. People can easily purchase a low premium insurance plan through NRC community.

Slide 23

INU is currently listed on Dobitrade Exchange. INU utility token is used for payment of “INU Life Mutual Insurance Plan”. Insured can pay INU for the insurance premium and receive INU as insurance coverage.

Slide 24

InUnion officially launched its “INU Life Mutual Insurance Plan” on Mar 10, 2019. The premium for the insurance plan is RMB 100 worth of INU utility token per year. In the event of a dread disease, the user can get up to a 2000-fold of coverage, that is 2,000,000 INU. As of April 20, 2019, 410 users have joined the Plan. We believe with the popularity of its concept; more and more people will get known of InUnion low premium insurance plan and benefit from it.

150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

www.dgipl.com

Slide 25

The value of e-commerce platform is not created by the platform. The value is created by customers and businesses. We want to make it happen.

Let me share a story. Clark is a farmer who plants apples and lives in the rural area. This year, he had a good harvest and he decided to sell his apples in town. However, he was worried because he has no place to sell his apples due to the high rent, he doesn’t have the source to reach customers, and he doesn’t even have a warehouse to store his apples. He returned home, missed the opportunity to make money. This is a common issue and troubles a lot of business owners. Considering this issue, we combined the sharing economy concept to a traditional mall and we developed the concept of GlobalKey SharedMall (“GKT”) also known as Chain Cloud Mall (CCM). With the application of blockchain and AI technology, the CCM becomes a new sharing economy model. Business owners will save a lot of warehousing cost and easily target customers by cooperating with CCM

Slide 26

January 22, 2019, we officially launched the chain cloud mall (CCM) which is an e-commerce and shared platform. In three months, CCM has attracted over 3900 users globally and generated RMB 55 million of the gross merchandise value in total. As you can see in the bottom, Chain Cloud Mall 2.0 is under development, here is what they look like.

Slide 27

To optimize the operational process of chain cloud mall, we established the Chain Cloud Mall Logistics Center. The CCM Logistics Center will not only help business owner reduce warehousing cost but can also reduce delivering time. If you are a warehousing manager, have you thought about improving your delivering time? By combining the blockchain technology and AI to warehousing, we have made the progress to reduce delivering time, decrease the intermediate cost and made real-time status check viable. After customers make the order, the products will send to them directly from the factory. They can check the status of their products and get the location in real time. Through our CCM logistics Center, clients can receive the “one-stop” service. Let us go back to Clark story. Clark had a good harvest this year and he decided to sell his apples. He found us, and we can help him store, sell, and deliver his apples. We can even help him find customers, provide after-sale and customer services. Now, Clark does not have to worry about the rent, delivery, and targeting customers. As a result, the selling price of apples will be reduced, both Clark and customers can benefit from the reduction of price ultimately.

150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

www.dgipl.com

Slide 28

We are in the construction of another self-operated project that contains services of trading platform. The trading platform called bulk agriculture products trading center that has comprehensive deep processing zone and national Kiwi fruit wholesale trading center. We also provide distressed assets transaction service.

Slide 29

Our capital market consulting services include digital assets exchange listing consultation, OTC Channel Consultation, and Cryptocurrency Price Monitoring.

Slide 30

We currently have four revenue sources. First, Revenues from the blockchain-based globally shared shopping mall and the online sales of fruit juice products and beverages, and consumer and health-related products through e-commerce. Second, sales of the distressed assets previously purchased by the company. Third, revenues from bulk agricultural commodities trading center. And last, rent and service fees generated by “Chain World- Cyberspace” incubator.

Slide 31 – This is our Ownership summary as of January 28, 2019.

Slide 32-33 – This is our management team

Our company believes blockchain technology is the next generation of the Internet, and we are devoted to combining it with the current business model. No matter the InUnion Life Mutual Insurance Plan, or CCM, we want to bring the benefit to people, help them save money and make peoples’ lives easier.